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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Registration Statement of Globalstar Telecommunications Limited on Form S-3 of our reports dated February 16, 1999, on the financial statements of Globalstar Telecommunications Limited and the consolidated financial statements of Globalstar, L.P., appearing in the Annual Report on Form 10-K of Globalstar Telecommunications Limited and Globalstar, L.P., for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

San Jose, California
April 1, 1999